                                                                   Exhibit 99.1


 LJL BIOSYSTEMS SECOND QUARTER REVENUES GROW 89% OVER SECOND QUARTER LAST YEAR

             - LJL LICENSES ADDITIONAL ASSAY PRODUCTS IN JULY -

SUNNYVALE, CA -JULY 28, 1999 - LJL BioSystems, Inc. (Nasdaq: LJLB), a leading manufacturer of detection systems for accelerated drug discovery, today reported financial results for the second quarter and six months ended June 30, 1999. Second quarter revenues grew 89% to approximately $2.0 million, compared to approximately $1.1 million for the second quarter of 1998.

"Our performance this quarter and for the first half of 1999 demonstrates the growing acceptance by large pharmaceutical companies of our High Throughput Screening (HTS) solutions. We continued to receive orders for our HTS systems from new pharmaceutical and biotechnology customers, as well as orders for multiple systems from our current customers. We are pleased that our strategy of penetrating key accounts is working and that repeat orders represented a majority of our second quarter revenues," said Lev J. Leytes, LJL Chairman and CEO.

Gross margins in the second quarter were 56% as compared to 30% a year earlier and 48% in the first quarter of 1999. The net loss for the second quarter was $2.6 million, or $0.20 cents per share on 12.6 million weighted average shares outstanding, compared to a net loss of $2.0 million or $0.20 cents per share on 10.4 million weighted average shares outstanding in the same quarter last year. As of June 30, 1999, LJL had cash, cash equivalents and investments of $12.5 million.

For the first six months of 1999, LJL reported revenues of $3.4 million, compared with revenues of $1.4 million for the first half of 1998. Net loss for the first half of 1999 was $4.9 million, or $0.40 cents per share, compared to a net loss of $4.3 million, or $0.53 cents per share, for the first half of 1998. Gross margins for the first six months of 1999 were 53% as compared to 25% for the first half of 1998.

FIRST ORDERS FOR AND SHIPMENT OF ANALYST-TM- AD OCCUR IN THE SECOND QUARTER LJL introduced the Analyst AD in the second quarter of this year. "We are pleased that we were able to introduce and ship our first Analyst AD system during the second quarter. We believe the Analyst AD adds value to our customers' drug discovery processes because it is both a cost-effective system for assay development and is fully compatible with the Analyst HT, used in HTS. With the Analyst AD our customers are no longer burdened with the time consuming step of re-validating the assays they are transferring from assay development to HTS. We believe the Analyst AD further expands our market potential because it allows our customers to implement enterprise-wide standardization on LJL's technology platform. For these reasons, we believe the

Analyst AD continues to reinforce LJL's leadership in start-to-finish HTS and Ultra-HTS-TM-," said Leytes.

LJL LICENSES ADDITIONAL ASSAY PRODUCTS
"Furthering our goal of commercializing a range of consumable products, we in-licensed, on an exclusive basis, additional assay products in July. We believe these new products will help our customers optimize their Analyst systems and address a broader set of potential HTS applications. Moreover, these licenses underscore LJL's commitment to bringing to our customers high performance, non-radioactive, cost-efficient, and easy to automate assays," added Leytes.

FIRST MILESTONE WITH SMITHKLINE BEECHAM IS ACHIEVED
In June 1999, LJL announced the successful completion of the first milestone in its non-exclusive collaboration with SmithKline Beecham. This milestone demonstrated the enabling performance of LJL's FLARe-TM- (Fluorescence Lifetime Assay Repertoire) technology. FLARe is LJL's proprietary instrumentation and reagent technology platform for addressing critical drug discovery challenges. Leytes stated, "We are pleased to have completed this key milestone in collaboration with SmithKline. Through a combination of advanced biophysics and electronics, FLARe reduces the effect of background noise by up to 98% in certain fluorescence-based assays. We believe this unique enabling technology is extremely important, especially in miniaturized Ultra-HTS. We see the development of FLARe technology as one of the cornerstones of LJL's leadership position in HTS and Ultra-HTS."

ABOUT LJL BIOSYSTEMS, INC.
LJL BioSystems, Inc. develops, produces, and markets to pharmaceutical and biotechnology firms, products and services that accelerate and enhance the drug discovery process. LJL's proprietary technology platform is designed to address many of the limitations associated with current products for the HTS market, allowing its customers to expedite the identification and optimization of compounds for development into new medicines. LJL's customers include, among others, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Aurora Biosciences Corporation, Tularik, Inc., Millennium Pharmaceuticals, Inc., Dupont Pharmaceuticals Company, Amgen, Inc., Monsanto Company, Pharmacia & Upjohn and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. The Company's website address is www.ljlbio.com.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, concentration of HTS and Ultra-HTS market, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Report on Form 10-Q filed May 14, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc. via fax at no cost, dial 800-PRO-INFO (+732-544-2850 outside the U.S.), ticker symbol: LJLB

LJL BIOSYSTEMS REPORTS 1999 SECOND QUARTER RESULTS
PAGE 4


                              LJL BIOSYSTEMS, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                              Three months ended June 30,            Six months ended June 30,
                                                                1999               1998               1999               1998
                                                           ----------------   ---------------    ----------------   ---------------
Net sales                                                      $ 2,018,000       $ 1,064,000         $ 3,377,000       $ 1,384,000
Cost of sales                                                      882,000           741,000           1,580,000         1,030,000
                                                           ----------------   ---------------    ----------------   ---------------

Gross profit                                                     1,136,000           323,000           1,797,000           354,000
                                                           ----------------   ---------------    ----------------   ---------------

Operating expenses:
    Research and development                                     1,775,000         1,365,000           3,258,000         2,782,000
    Selling, general and administrative                          2,093,000         1,201,000           3,782,000         1,917,000
                                                           ----------------   ---------------    ----------------   ---------------

        Total operating expenses                                 3,868,000         2,566,000           7,040,000         4,699,000
                                                           ----------------   ---------------    ----------------   ---------------

Loss from operations                                            (2,732,000)       (2,243,000)         (5,243,000)       (4,345,000)
Interest and other income, net                                     178,000           213,000             358,000           284,000
Interest expense                                                   (22,000)                -             (42,000)           (3,000)
                                                           ----------------   ---------------    ----------------   ---------------

Net loss                                                        (2,576,000)       (2,030,000)         (4,927,000)       (4,064,000)

Accretion of mandatorily redeemable convertible
    preferred stock redemption value                                     -                 -                   -          (254,000)
                                                           ----------------   ---------------    ----------------   ---------------

Net loss available to common stockholders                     $ (2,576,000)     $ (2,030,000)       $ (4,927,000)      $(4,318,000)
                                                           ================   ===============    ================   ===============

Basic and diluted net loss per share available to
    common stockholders                                            $ (0.20)          $ (0.20)            $ (0.40)          $ (0.53)
                                                           ================   ===============    ================   ===============

Shares used in computation of basic and diluted
    net loss per share available to common stockholders         12,627,249        10,370,623          12,309,107         8,088,555
                                                           ================   ===============    ================   ===============

                                               - MORE -

LJL BIOSYSTEMS REPORTS 1999 SECOND QUARTER RESULTS
PAGE 5


                             LJL BIOSYSTEMS, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                           June 30,                      December 31,
                                                                             1999                            1998
                                                                     ---------------------            --------------------
ASSETS

Current assets:
    Cash and cash equivalents                                                $    843,000                    $  1,831,000
    Short-term investments                                                      6,996,000                       5,510,000
    Accounts receivable, net                                                      767,000                         840,000
    Inventories                                                                 2,027,000                       1,173,000
    Other current assets                                                          417,000                         262,000
                                                                     ---------------------            --------------------

        Total current assets                                                   11,050,000                       9,616,000

Property and equipment, net                                                       830,000                         789,000
Investments                                                                     4,660,000                       2,863,000
Loan receivable from related party                                                223,000                         190,000
                                                                     ---------------------            --------------------
                                                                             $ 16,763,000                    $ 13,458,000
                                                                     =====================            ====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable                                                         $  1,380,000                    $    508,000
    Accrued expenses                                                            1,913,000                       1,801,000
    Customer deposits                                                             340,000                          19,000
    Debt                                                                          723,000                         710,000
                                                                     ---------------------            --------------------

        Total liabilities                                                       4,356,000                       3,038,000

Stockholders' equity                                                           12,407,000                      10,420,000
                                                                     ---------------------            --------------------
                                                                             $ 16,763,000                    $ 13,458,000
                                                                     =====================            ====================

                                      ###